UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 18, 2007

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

4 Townsend West, Suite 17 Nashua, New Hampshire 03063

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the July 18, 2007 annual meeting of stockholders (“Annual Meeting”), the stockholders of iCAD, Inc. (the “Company”), approved the adoption of the Company’s 2007 Stock Incentive Plan (the “2007 Plan”).

The 2007 Plan provides that it will be administered by the Company’s Board of Directors (“Board”) or a committee of two or more members of the Board appointed by the Board. The administrator will generally have the authority to administer the 2007 Plan, determine participants who will be granted awards under the 2007 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards.

The 2007 Plan provides for the grant of any or all of the following types of awards: (a) stock options, (b) restricted stock, (c) deferred stock and (d) other stock-based awards. Awards may be granted singly, in combination, or in tandem. Subject to anti-dilution adjustments as provided in the 2007 Plan, (i) the 2007 Plan provides for a total of 2,250,000 shares of the Company’s common stock to be available for distribution pursuant to the 2007 Plan, and (ii) the maximum number of shares of the Company’s common stock with respect to which stock options, restricted stock, deferred stock, or other stock-based awards may be granted to any participant under the 2007 Plan during any calendar year or part of a year may not exceed 800,000 shares.

Awards under the 2007 Plan may be granted to employees, directors, consultants and advisors of the Company and its subsidiaries. However, only employees of the Company and its subsidiaries will be eligible to receive options that are designated as incentive stock options.

With respect to options granted under the 2007 Plan, the exercise price must be at least 100% (110% in the case of an incentive stock option granted to a ten percent stockholder within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) of the fair market value of the common stock subject to the award, determined as of the date of grant. Restricted stock awards are shares of common stock that are awarded subject to the satisfaction of the terms and conditions established by the administrator. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as determined by the administrator.

The description of the 2007 Plan described in this report does not purport to be complete and is qualified in its entirety by the language in the 2007 Plan, which is incorporated herein by reference to Annex B of the Company’s definitive proxy statement on Schedule 14A (“Proxy Statement”) filed with the Securities and Exchange Commission (“SEC”) on June 13, 2007.

The following table sets forth information regarding the awards of 375,000 shares of the Company’s common stock and 575,000 options to purchase common stock that were granted under the 2007 Plan on July 18, 2007 to the executive officers of the Company. Each of these stock awards or options vest in three equal annual installments with the first installment vesting on July 18, 2008. Each of the options was granted at an exercise price of $3.89 which is equal to the fair market value of the common stock on the date of grant.

Name and Position	Number of Shares	Number of Options
Kenneth Ferry
President, Chief Executive Officer, Director	200,000	200,000
Darlene Deptula-Hicks
Executive Vice President of Finance, Chief Financial Officer, Treasurer	50,000	100,000
Jeffrey Barnes
Senior Vice President of Sales	50,000	100,000
Stacey Stevens
Senior Vice President of Marketing and Strategy	50,000	100,000
Jonathan Go
Senior Vice President of Research and Development	25,000	75,000
Executive Officers as a Group	375,000	575,000

Item 8.01. Other Events.

On July 18, 2007 the stockholders of the Company voted at the Annual Meeting in favor of the proposals contained in the Proxy Statement to amend the Company’s Certificate of Incorporation to (i) increase the Company’s authorized common stock to 85 million shares and (ii) to provide for the annual election of the Company’s directors (the “Amendments”). The Amendments were effected on July 18, 2007. Prior to the Amendments the Company’s Certificate of Incorporation provided for 50 million shares of authorized common stock and also provided that the Company’s Board of Directors was divided into three classes (Class I, Class II and Class III) with directors constituting one class elected at each annual meeting of stockholders for a three-year term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:	/s/ Kenneth M. Ferry
Name: Kenneth M. Ferry
Title: President, Chief Executive Officer

Date: July 23, 2007